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                                                                    EXHIBIT 11.1

                               HEARTSTREAM, INC.
                       COMPUTATION OF NET LOSS PER SHARE

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                                                                                YEARS ENDED DECEMBER 31,
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                                                                           1996           1995           1994
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
Net loss............................................................  $  (12,006,888) $  (7,473,562) $  (3,850,639)
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Shares used in calculating historical net loss per share:
  Weighted average shares outstanding...............................      10,628,447        790,449        750,601
  Net effect of preferred stock issued, after giving effect to the conversion into common stock, at less than the offering price during the 12 months prior to the Company's filing of its
    initial public offering, calculated using the treasury stock method at an offering price of $13 per share, and treated as outstanding for all periods prior to the closing date of the
    Company's initial public offering...............................         101,805      1,235,234      1,235,234
  Net effect of stock options granted or exercised at less than the offering price during the 12 months prior to the Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $13 per share, and treated as outstanding for all periods prior to the closing date
    of the Company's initial public offering........................          37,547        673,841        646,666
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Shares used in computation of historical net loss per share.........      10,767,799      2,699,524      2,632,501
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Historical net loss per share.......................................  $        (1.12) $       (2.77) $       (1.46)
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Net loss............................................................  $  (12,006,888) $  (7,473,562) $  (3,850,639)
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Shares used in calculating pro forma net loss per share:
  Weighted average shares outstanding...............................      10,628,447        790,449        750,601
  Weighted average common shares giving effect to the conversion of preferred stock into common for all periods subsequent to
    issuance........................................................         510,193      5,639,586      3,214,565
Net effect of preferred stock issued, after giving effect to the conversion into common stock, at less than the offering price during the 12 months prior to the Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $13 per share, and treated as outstanding for
  all periods prior to issuance.....................................        --              274,749      1,235,234
Net effect of stock options granted or exercised at less than the offering price during the 12 months prior to the Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $13 per share, and treated as outstanding for all periods prior to the closing date of the
  Company's initial public offering.................................          37,547        673,841        646,666
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Shares used in computation of pro forma net loss per share..........      11,176,187      7,378,625      5,847,066
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  Pro forma net loss per share......................................  $        (1.07) $       (1.01) $       (0.66)
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